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                                                                  EXHIBIT 24.2


           [LETTERHEAD OF RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C.]


U.S. Golf and Entertainment Inc.
Commack, New York

Gentlemen:

   We hereby consent to the use of our name under the heading "Legal Matters" in the Registration Statement on Form SB-2 and related Prospectus of U.S. Golf and Entertainment Inc.

                                      Very truly yours,





                                      RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C.


Dated: Mineola, New York
       April 11, 1997